Exhibit 21

                          DAKA INTERNATIONAL, INC.
                       SUBSIDIARIES OF THE REGISTRANT

              Casual Dining Ventures, Inc.
              			Americana Dining Corporation


            		Daka, Inc.
             				Daka Educational Foodservice, Inc.
             				Daka School & College Foodservice, Inc.
               		Hospitality Supply, Inc.
             				Innovative Dining Management, Inc.
             				Daka Restaurants, L.P.


           			Fuddruckers, Inc.
              			FDR 100, Inc.
             				Nicollet 851 Corporation
              			Viand Restaurants, Inc.
             				Atlantic Restaurants Ventures, Inc.